KINGSTONE

FOR IMMEDIATE RELEASE

Kingstone Schedules 2022 Fourth Quarter and Full Year Financial Results Conference Call

Kingston, NY — January 24, 2023 – Kingstone Companies, Inc. (Nasdaq: KINS) (the "Company" or "Kingstone"), a Northeast regional property and casualty insurance holding company, announced today that it will hold its 2022 Fourth Quarter and Full Year 2022 financial results conference call for analysts and investors on Friday, March 31, 2023 at 8:30 a.m. Eastern Time. The earnings announcement is scheduled for release shortly after the stock markets close on Thursday, March 30th.

The details of the conference call and webcast are as follows:
Date: Friday, March 31, 2023
Time: 8:30 a.m. Eastern Time

Access by conference call:
Domestic callers: 877-407-3105
International callers: 201-493-6794

Access by webcast:
The call will be simultaneously webcast over the internet and can be accessed via the following link fifteen minutes prior to the call:

Kingstone Companies Fourth Quarter and Full Year 2022 Conference Call Webcast

The webcast will be archived and accessible for approximately 30 days.

About Kingstone Companies, Inc.
Kingstone is a northeast regional property and casualty insurance holding company whose principal operating subsidiary is Kingstone Insurance Company ("KICO"). KICO is a New York domiciled carrier writing business through retail and wholesale agents and brokers. KICO offers primarily personal lines insurance products in New York, New Jersey, Rhode Island, Massachusetts, and Connecticut. Kingstone is also licensed in Pennsylvania, New Hampshire, and Maine.

INVESTOR RELATIONS CONTACT:
Arielle Rothstein / Kaitlin Kikalo
Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449